Exhibit 10.1
LVB ACQUISITION, INC.
2012 RESTRICTED STOCK UNIT PLAN
Adopted July 2, 2012 (the “Effective Date”)
Amended March 27, 2013
1.Purpose of the Plan.
The purpose of the LVB Acquisition, Inc. 2012 Restricted Stock Unit Plan (the “Plan”) is to promote the interests of the Company and its Affiliates and stockholders by providing the executives and key employees of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company or an Affiliate and to improve the growth and profitability of the Company.
2.    Definitions.
As used in the Plan, the following capitalized terms shall have the following meanings:
“Additional Settlement Condition” shall have the meaning set forth in Section 4.5 herein.
“Affiliate” shall mean, with respect to any entity, any other corporation, organization, association, partnership, sole proprietorship or other type of entity, whether incorporated or unincorporated, directly or indirectly controlling or controlled by or under direct or indirect common control with such entity.
“Board” shall mean the Board of Directors of the Company or any committee appointed by the Board to administer the Plan pursuant to Section 3.
“Cash Award Payment” shall have the meaning set forth in Section 6.1 herein.
“Cause”, when used in connection with the termination of a Participant’s Employment, shall have the meaning set forth in any effective employment agreement or, if none, shall mean, unless otherwise provided in the applicable Restricted Stock Unit Grant Agreement, the termination of the Participant’s Employment with the Company and all Affiliates on account of (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury) that has continued after Biomet, Inc. or the Company has provided written notice of such failure and the Participant has not cured such failure within 30 days of the date of such written notice, provided that a failure to meet financial performance expectations shall not, by itself, constitute a failure by the Participant to substantially perform his or her duties; (ii) the Participant’s willful misconduct or gross negligence; (iii) a willful or grossly negligent breach by a Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or its Affiliates; (iv) the commission by the

Participant of any felony or other serious crime involving moral turpitude; (v) a material breach of the Participant’s obligations under any agreement entered into between the Participant and the Company or any of its Affiliates, which, if such breach is reasonably susceptible to cure, has continued after Biomet, Inc. or the Company has provided written notice of such breach and the Participant has not cured such failure within 30 days of the date of such written notice; or (vii) a material breach of the Company’s written policies or procedures that have been communicated to the Participant and that causes material harm to the Company or its business reputation.
“Change of Control” shall mean the occurrence of any of the following events after the Effective Date: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof other than to a Majority Stockholder; (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than the Majority Stockholder) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of Common Stock or common stock of Biomet Inc. (or any intermediary entity between Biomet Inc. and the Company) representing more than 40% of the aggregate outstanding voting power of the Company, Biomet Inc. or such intermediary entity, as applicable, and such Person or Group actually has the power to vote such common stock in any election of directors and (B) the Majority Stockholder beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Company or Biomet Inc. (or any intermediary entity between Biomet Inc. and the Company), as applicable, than such other Person or Group; (iv) the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, a Majority Stockholder; (v) consummation of a merger or consolidation of the Company with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the common equity interest in the surviving corporation in such transaction and the Majority Stockholder does not hold a sufficient amount of voting power (or similar securities) to elect a majority of the surviving entity’s board of directors or (vi) a merger, recapitalization or other direct or indirect sale by the Majority Stockholder (including through a public offering) of Common Stock that results in more than 80% of the Common Stock of the Company (or any resulting company after a merger) owned, directly or indirectly, by the Majority Stockholder immediately following the Closing, no longer being so owned by the Majority Stockholder.
“Closing” shall mean September 25, 2007.
“Code” shall mean the Internal Revenue Code of 1986 and any successor statute, as amended, from time to time.

“Common Stock” shall mean a share of the Company’s Common Stock, par value $0.01.
“Company” shall mean LVB Acquisition, Inc.
“Cumulative MoM” shall mean a number, determined on each Liquidity Event, equal to the quotient of (i) all cash received directly or indirectly by the Majority Stockholder in connection with all Liquidity Events to date, including all cash dividends and other distributions directly or indirectly to the Majority Stockholder in respect of the Initial Majority Stockholder Shares on or prior to the date on which the Liquidity Event occurs, divided by (ii) the product of (1) the aggregate purchase price paid by the Majority Stockholder for the Initial Majority Stockholder Shares and (2) a fraction, the numerator of which is the number of Initial Majority Stockholder Shares disposed of in all such Liquidity Events to date and the denominator of which is the number of the Initial Majority Stockholder Shares; provided that to the extent any such Liquidity Event does not result in the sale, transfer or other disposition of Initial Majority Stockholder Shares, such fraction shall be equitably adjusted by the Board as appropriate to reflect the conversion of equity value into cash in connection with such cash dividend or other distribution of cash. Initial Majority Stockholder Shares sold by the Majority Stockholder to Plan participants within the first six months following the Closing shall not be counted for purposes of determining whether the MoM has been achieved, and, once sold, shall not be deemed Initial Majority Stockholder Shares for purposes of the Plan.
“Disability” shall mean, unless otherwise provided in any applicable Restricted Stock Unit Grant Agreement, effective employment agreement or other written agreement, the Participant’s incapacity due to physical or mental illness or injury, as result of which the Participant (i) shall become eligible to receive a benefit under the Company’s long-term disability plan applicable to the Participant, or (ii) has been unable, due to physical or mental illness or incapacity, to perform the essential duties of her employment with reasonable accommodation for a continuous period of ninety (90) days or an aggregate of one hundred-eighty (180) days.
“EBITDA” shall mean shall mean earnings before interest, taxes, depreciation, amortization, minority interest expense, gains or losses on sales of facilities, gains or losses on extinguishment of debt, restructuring and other project specific charges (including employee severance and retention costs, external consulting fees, internal project specific costs that are temporary in nature, costs to shut-down, move or set-up and validate production equipment, asset write-downs in the sending facility, or other related expenses) attributable to the implementation of cost savings initiatives, non-cash management equity incentive expenses and any other significant extraordinary items, as determined in good faith by the Board in consultation with the Chief Executive Officer. EBITDA shall be calculated without giving effect to purchase accounting and shall further exclude transaction, management and/or similar fees paid to the Majority Stockholder and/or its or their Affiliates, and other fees or expenses related to the acquisition of the Company by the Majority Stockholder.
EBITDA targets will be appropriately adjusted by the Board in consultation with the Chief Executive Officer for any acquisitions or divestitures not contemplated in this Plan, as well as for any change in accounting treatment of equity compensation or other changes in GAAP promulgated by accounting standard setters.
“EBITDA Eligible Percentage” shall have the meaning set forth in Section 6.2(b) herein.
“Election Date” shall have the meaning set forth in Section 6.1(b) herein.
“Election Period” shall have the meaning set forth in Section 6.1(a) herein.
“Election Period Fair Market Value” shall have the meaning set forth in Section 6.1(a) herein.
“Eligible Employee” shall mean any Employee, who, in the judgment of the Board, should be eligible to participate in the Plan due to the services they perform on behalf of the Company or an Affiliate.
“Eligible Units” shall have the meaning set forth in Section 6.1(a) herein.
“Employment” shall mean (i) in the case of a Participant who is an employee of the Company or any Affiliate as of the Grant Date, employment with the Company or any Affiliate, (ii) in the case of a Participant who is a director of the Company or any Affiliate as of the Grant Date, service as a director with the Company or any Affiliate, (iii) in the case of a Participant who is a consultant to the Company or any Affiliate as of the Grant Date, service as a consultant to the Company or any Affiliate, and (iv) solely to the extent approved by the Board or the Committee, in the case of a Participant who is an employee of the Company or any Affiliate as of the Grant Date who subsequently becomes a consultant to the Company or any Affiliate upon cessation of such employment, service as an employee and consultant with the Company or any Affiliate, to the extent that such Participant has not experienced a “separation from service” within the meaning of Section 1.409A-1(h) of the Code. “Employee” and “Employed” shall have correlative meanings.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” shall mean, as of any date: (1) prior to the occurrence of an Initial Public Offering, the value per share of Common Stock determined pursuant to a valuation made in good faith by the Board and based upon a reasonable valuation method; or (2) following the occurrence of an Initial Public Offering, (i) the closing price on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) selected by the Board. The Fair Market Value of a share of Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith to reflect the fair market value of a share of Common Stock.
“First Payment Date” shall have the meaning set forth in Section 6.3(b) herein.
“Good Reason” shall mean the occurrence of the following without the Participant’s consent (i) a material diminution in a Participant’s duties and responsibilities as of the Grant Date of the Restricted Stock Units, other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change of Control, (ii) a decrease in a Participant’s base salary or bonus opportunity as of the Grant Date of the Restricted Stock Units, other than a decrease in base salary or bonus opportunity that applies to a similarly situated class of employees of the Company or its Affiliates or (iii) a relocation of a Participant’s primary work location more than 50 miles from the Participant’s work location on the Grant Date of the Restricted Stock Unit, without the Participant’s prior written consent; provided that, within 30 days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate Employment for Good Reason, and the Company shall not have cured such circumstances within 30 days following the Company’s receipt of such notice.
“Grant” shall mean a grant of a Restricted Stock Unit under the Plan evidenced by a Restricted Stock Unit Grant Agreement.
“Grant Date” shall have the meaning set forth in Section 4.1 herein.
“Individual MoM” shall mean a number, determined on each Liquidity Event, equal to the quotient of (i) all cash received directly or indirectly by the Majority Stockholder in connection with the Liquidity Event, divided by (ii) the product of (1) the aggregate purchase price paid by the Majority Stockholder for the Initial Majority Stockholder Shares and (2) a fraction, the numerator of which is the number of Initial Majority Stockholder Shares disposed of in such Liquidity Event and the denominator of which is the number of the Initial Majority Stockholder Shares; provided that to the extent any such Liquidity Event does not result in the sale, transfer or other disposition of Initial Majority Stockholder Shares, such fraction shall be equitably adjusted by the Board as appropriate to reflect the conversion of equity value into cash in connection with such cash dividend or other distribution of cash. Initial Majority Stockholder Shares sold by the Majority Stockholder to Plan participants within the first six months following the Closing shall not be counted for purposes of determining whether the MoM has been achieved, and, once sold, shall not be deemed Initial Majority Stockholder Shares for purposes of the Plan.
“Initial Election Period” shall have the meaning set forth in Section 6.1(a) herein.

“Initial Majority Stockholder Shares” shall mean the shares of Common Stock issued to the Majority Stockholders on or before the Closing, and shall include any stock, securities or other property or interests received by the Majority Stockholders in respect of such shares in connection with any stock dividend or other similar distribution, stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, repurchase, merger, exchange of stock or other transaction or event that affects the Company’s capital stock occurring after the date of issuance. Initial Majority Stockholder Shares sold by the Majority Stockholder to participants in the LVB Acquisition, Inc. Management Equity Incentive Plan, adopted November 16, 2007, within the first six months following the Closing shall not be counted for purposes of determining whether a Liquidity Event has occurred and shall not be deemed Initial Majority Stockholder Shares for purposes of the Plan.
An “Initial Public Offering” shall be deemed to occur on the effective date of the first registration statement (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, or (iv) a registration on Form S-8 or any successor form) filed to register at least 20% of the total then-outstanding equity interests in the Company or Biomet Inc. (or any intermediary entity between Biomet Inc. and the Company) under the Securities Act.
“Liquidity Event” shall mean any transaction or series of transactions following the Effective Date that results, directly or indirectly, in (A) the sale, transfer or other disposition of Initial Majority Stockholder Shares for cash, (B) the sale, transfer or other disposition of assets of the Company in which the Majority Stockholder receives distributions of cash, or (C) other corporate transaction in which the Majority Stockholder receives distributions of cash. For the avoidance of doubt, in the event that the Initial Majority Stockholder Shares are sold, transferred or otherwise disposed in return for property other than cash, a Liquidity Event shall result from the sale, transfer or other disposition of such property for cash, or from the distribution of such property to the Majority Stockholder investors.
“Majority Stockholder” shall mean, collectively or individually as the context requires, Blackstone Group, L.P., The Goldman Sachs Group, Inc., Kohlberg Kravis Roberts & Co., TPG Capital, L.P. and their respective affiliates.
“Majority Stockholder’s Total Interest” shall mean, on the applicable date, (i) the Majority Stockholder’s realized proceeds from Liquidity Events up to such date, plus (ii) the number of Initial Majority Stockholder Shares that remain unsold as of such date times the Company’s closing stock price as reported as of such date on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading.
“Management Stockholders’ Agreement” shall mean the LVB Acquisition, Inc. Management Stockholders’ Agreement, as such may be amended from time to time, or such other stockholders’ agreement as may be entered into between the Company and any Participant.

“Participant” shall mean an Eligible Employee to whom a Grant of Restricted Stock Units under the Plan has been made, and, where applicable, shall include Permitted Transferees.
“Performance-Based Restricted Stock Unit” shall mean each Restricted Stock Unit, if any, which vests upon the achievement of a designated Individual MoM and Cumulative MoM condition as set forth in Section 5 of the Restricted Stock Unit Grant Agreement.
“Performance-Based Settlement Date” shall have the meaning assigned in Section 4.5(a)(ii).
“Permitted Transferee” shall have the meaning assigned in Section 4.4.
“Person” shall mean an individual, partnership, corporation, limited liability Partnership, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
“Qualifying Termination” shall mean a Participant’s termination of Employment (i) by the Company without Cause or (ii) by the Participant for Good Reason, in either case during the two (2)-year period following a Change in Control.
“Restricted Stock Unit” shall mean either a Time-Based Restricted Stock Unit or a Performance-Based Restricted Stock Unit issued to a Participant in accordance with Section 4, which shall be subject to the restrictions on Transfer and forfeiture conditions set forth in Sections 4.3 and 4.4 hereof until the applicable vesting date.
“Restricted Stock Unit Grant Agreement” shall mean an agreement, substantially in the form of Exhibit A hereto, entered into by each Participant and the Company evidencing the Grant of each Restricted Stock Unit issued pursuant to the Plan.
“Second Payment Date” shall have the meaning set forth in Section 6.3(b) herein.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Third Payment Date” shall have the meaning set forth in Section 6.3(b) herein.
“Time-Based Restricted Stock Unit” shall mean each Restricted Stock Unit which vests upon (i) satisfaction of the Time-Based Vesting Condition subject to the Participant’s continuous employment on the applicable Vesting Date and (ii) achievement of the Additional Settlement Condition of the Restricted Stock Unit Grant Agreement.
“Time-Based Settlement Date” shall have the meaning assigned in Section 4.5(a)(i).
“Time-Based Vesting Condition” shall have the meaning set forth in Section 4.5 herein.

“Transfer” shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferable” and other derivations of “transfer” shall have correlative meanings.
“uFCF” or “Unlevered Free Cash Flow” shall mean free cash flow (net cash provided by operating activities less capital expenditures) plus cash paid for interest. Unlevered Free Cash Flow targets will be appropriately adjusted by the Board in consultation with the Chief Executive Officer for any acquisitions or divestitures not contemplated in this Plan, as well as for any change in accounting treatment of equity compensation or other changes in GAAP promulgated by accounting standard setters.
“uFCF Eligible Percentage” shall have the meaning set forth in Section 6.2(b) herein.
“Vesting Date” shall have the meaning assigned in Section 4.2.
3.    Administration of the Plan.
The Board shall administer the Plan, provided that the Board may appoint a committee to administer the Plan. In the event the Board appoints such a committee, such committee shall have the rights and duties of the Board in respect of the Plan. No member of the Board shall participate in any decision that specifically affects such member’s interest in the Plan unless such decision also affects the Restricted Stock Units of other Participants in the same manner.
3.1    Powers of the Board. In addition to the other powers granted to the Board under the Plan, the Board shall have the power: (a) to determine, after consulting with the Company’s Chief Executive Officer, the Eligible Employees to whom Grants shall be made; (b) to determine the time or times when Grants shall be made and to determine, after consulting with the Company’s Chief Executive Officer, the number of shares of Common Stock subject to each such Grant; (c) to prescribe the form of a Restricted Stock Unit Grant Agreement, so long as such terms and conditions are not otherwise inconsistent with the terms of the Plan; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret the Plan, such rules and regulations and all Restricted Stock Unit Grant Agreements; (f) to make any necessary or reasonable adjustments to the Plan or Restricted Stock Unit Grant Agreements as contemplated by the terms and provisions of the Plan and the Restricted Stock Unit Grant Agreements; and (g) to make all other determinations necessary or advisable for the administration of the Plan.
3.2    Determinations of the Board. Any Grant, determination, prescription or other act of the Board shall be final and conclusively binding upon all Persons.
3.3    Indemnification of the Board. No member of the Board nor the Majority Stockholder or its employees, partners, directors or associates shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Board or is or was a Majority Stockholder or an employee, partner, director or associate thereof, to the extent such criminal or civil action or proceeding relates to the Plan.
3.4    Compliance with Applicable Law; Securities Matters. Except as otherwise expressly provided in the Management Stockholders’ Agreement, the Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or non-U.S. laws. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the shares of Common Stock pursuant to the grant of any Restricted Stock Units, which Restricted Stock Units shall be evidenced by book-entry into the books and records of the Company, and may only issue such certificates in the event the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements and representations as the Board, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements.
3.5    Inconsistent Terms. In the event of a conflict between the terms of the Plan and the terms of any Restricted Stock Unit Grant Agreement, the terms of the Plan shall govern except as otherwise provided herein.
4.    Restricted Stock Units.
Subject to adjustment as provided in Section 4.7 hereof, the Board may grant to Participants Restricted Stock Units covering a total of fourteen million (14,000,000) shares of Common Stock, up to ten million (10,000,000) of which may be Time-Based Restricted Stock Units, and up to four million (4,000,000) of which may be Performance-Based Restricted Stock Units. Each Restricted Stock Unit represents the right to receive one share of Common Stock pursuant to the terms provided herein. To the extent that any Restricted Stock Unit granted under the Plan terminates, expires or is canceled without having been settled or any shares of Common Stock are forfeited, the shares of Common Stock covered by such Restricted Stock Units shall again be available for Grant under the Plan.
4.1    Grant Date. The Grant Date of each Restricted Stock Unit shall be the date designated by the Board and specified in the Restricted Stock Unit Grant Agreement as the date on which such Restricted Stock Unit is granted.
4.2    Vesting of Restricted Stock Units. Each Restricted Stock Unit Grant Agreement shall provide the dates on which the Restricted Stock Unit granted under the Plan vests (the “Vesting Dates”), subject to the Participant’s continuous Employment through the applicable Vesting Dates. As of the applicable Vesting Date, each Restricted Stock Unit granted under the Plan shall cease to be subject to forfeiture as provided in Section 4.3 hereof.

4.3    Forfeiture of Restricted Stock Units. Unless otherwise provided in the applicable Restricted Stock Unit Grant Agreement, (i) if a Participant’s Employment is terminated for any reason, each Performance-Based Restricted Stock Unit that has not vested as of the date of such termination shall expire and be terminated and each Time-Based Restricted Stock Unit that has not satisfied the Time-Based Vesting Condition as of the date of such termination shall expire and be terminated and (ii) if a Participant provides Competitive Services (as defined below) at any time during or following the term of Participant’s Employment for any person, firm, partnership, corporation, or other entity which develops, manufactures, markets, distributes, or sells products materially similar to or competitive with those products developed, manufactured, marketed, distributed, or sold by the Company or any of its Subsidiaries or included in the business plans of the Company or any of its Subsidiaries during the term of Participant’s Employment (any such person, firm, partnership, corporation, or other entity, a “Competitor”, each Restricted Stock Unit that has vested or ceased to be subject to forfeiture as of such date shall expire and be terminated without the payment of any amounts to such Participant.
(a)    For purposes of this Agreement, “Competitive Services” means services provided to a Competitor: (A) which are substantially similar to those provided by Participant to the Company or any of its Subsidiaries during his or her employment with the Company or any of its Subsidiaries; (B) where Participant’s direct or indirect use or disclosure of the Company’s or any of its Affiliates’ Confidential Information or Trade Secrets to or on behalf of the Competitor would provide the Competitor with a competitive advantage; (C) where it is likely that as part of Participant’s capacity he or she would inevitably use or disclose any of the Company’s or any of its Affiliates’ Confidential Information or Trade Secrets; (D) where Participant solicits, attempts to solicit, or engages in discussions or other communications with any past, present or potential customer of the Company or any of its Subsidiaries with whom Participant communicated or had any interaction during the preceding eighteen (18) months with the purpose or intent of promoting, marketing, selling, or obtaining orders for any Competing Product; or (E) where Participant interferes adversely with any past, present, or prospective business relationships between the Company or any of its Subsidiaries and any of their respective customers, potential customers, suppliers, distributors, agents, sales representatives, employees, independent contractors, or other persons or entities with which the Company or any of its Subsidiaries conducts business. For purposes of this Agreement, “Competing Product” means any musculoskeletal or any other product developed, manufactured, marketed, distributed, sold or intended to be sold by the Company or any of its Subsidiaries and with which the Participant worked or was otherwise involved during the last two (2) years of Participant’s Employment; the term “Confidential Information” shall mean all information of the Company or any of its Affiliates (in whatever form) which is not generally known to the public, including without limitation any inventions, processes, methods of distribution, customer lists, customers’ secrets or Trade Secrets; and the term “Trade Secrets” shall mean all Confidential Information, including, without limitation, formulae, patterns, compilations, programs, devices, methods, techniques, or processes, from which the Company or any of its Affiliates derives independent economic value, actual or potential, because such information is not generally known to, or readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and which the Company and its Affiliates make reasonable efforts to maintain secret.
4.4    Non-Transferability of Restricted Stock Units. No Participant may Transfer any Restricted Stock Units received by such Participant pursuant to the Plan or, prior to the Vesting Date of any such Restricted Stock Units, the shares of Common Stock covered thereby, provided, that a Participant may Transfer his or her rights with respect to any or all of the Restricted Stock Units held by such Participant to: (i) such Participant’s beneficiaries or estate upon the death of the Participant by will, by the laws of descent and distribution or otherwise and (ii) subject to the prior written approval of the Board and compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption) (either of (i) or (ii), a “Permitted Transferee”).
4.5    Settlement.
(a)    Settlement Date.
(i)    Settlement of the Time-Based Restricted Stock Units will be subject to satisfaction of a time-based vesting component (the “Time-Based Vesting Condition”) based on the Participant’s continued employment through the applicable Vesting Date as required by Section 4.2 and satisfaction of an additional settlement condition set forth herein (the “Additional Settlement Condition”). Time-Based Restricted Stock Units that have satisfied the Time-Based Vesting Condition shall be settled on (A) the earlier of (i) a Change of Control that constitutes a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Code, (ii) an Initial Public Offering that occurs on or before the sixth (6th) anniversary of the Grant Date or (iii) the termination of the Participant’s Employment by reason of death or Disability or (B) a Qualifying Termination of Participant (the “Time-Based Settlement Date”). As soon as reasonably practicable following the Time-Based Settlement Date and in no event later than March 15 of the calendar year following the year in which the Time-Based Settlement Date occurs, the Company shall transfer to the Participant or Permitted Transferee, in full and complete satisfaction of all of the obligations of the Company and the rights of the Participant or Permitted Transferee in respect of such Time-Based Restricted Stock Units, a number of shares of Common Stock, registered in the Participant’s or Permitted Transferee’s name, equal to the number of such vested Time-Based

Restricted Stock Units that are settled on and as of the Time-Based Settlement Date.
(ii)    Vested Performance-Based Restricted Stock Units shall be settled as soon as reasonably practicable following the applicable Vesting Date, and in no event later than March 15 of the calendar year following the year in which the Vesting Date occurs (the “Performance-Based Settlement Date”). Upon settlement, the Company shall transfer to the Participant or Permitted Transferee, in full and complete satisfaction of all of the obligations of the Company and the rights of the Participant in respect of such Performance-Based Restricted Stock Units, a number of shares of Common Stock, registered in the Participant’s or Permitted Transferee’s name, equal to the number of such Performance-Based Restricted Stock Units that are settled on and as of the Performance-Based Settlement Date.
(b)    Conditions to Settlement. On or before the issuance of any shares of Common Stock in settlement of vested Restricted Stock Units and as a condition to the Participant’s or Permitted Transferee’s right to receive any shares of Common Stock, the Participant or Permitted Transferee shall be required to enter into (or shall have previously entered into) the Management Stockholders’ Agreement with respect to the shares of Common Stock to be issued upon such settlement, provided that the Management Stockholders’ Agreement is in effect at such time. The shares of Common Stock so issued shall be deemed to be “Rollover Shares” for purposes of Section 3(b) of the Management Stockholders’ Agreement. In the event that the Participant or Permitted Transferee does not so enter into the Management Stockholders’ Agreement, if in effect at such time, the Participant or Permitted Transferee shall forfeit all vested Restricted Stock Units and the vested Restricted Stock Units shall be cancelled without any consideration therefor.
(c)    Condition to Settlement; Satisfaction of Withholding Taxes.
(i)    In General. Whenever shares of Common Stock are to be issued to the Participant or Permitted Transferee in settlement of vested Restricted Stock Units, the Participant or Permitted Transferee shall remit to the Company an amount in cash, by wire transfer of immediately available funds or certified check, sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements.
(ii)    Alternative Methods to Satisfy Withholding Taxes. The Participant or Permitted Transferee may pay up to the minimum statutory tax withholding amount due in respect of any settlement of vested Restricted Stock Units by requesting that the Company withhold shares of Common Stock that would otherwise be issued to the Participant or Permitted Transferee in connection with such settlement of vested Restricted Stock Units.
(iii)    Notwithstanding the foregoing, the aggregate amount of such cash or the Fair Market Value of any shares of Common Stock withheld, in either case, as of the date of settlement of the Restricted Stock Units, must be equal to the full minimum statutory tax withholding amount payable by the Participant or Permitted Transferee in connection with such settlement. No tax amount in excess of the minimum amount required to be withheld under the applicable statutory tax provisions then in effect may be satisfied by the Participant or Permitted Transferee by having shares of Common Stock withheld. Any shares of Common Stock withheld to satisfy the Participant’s or Permitted Transferee’s minimum statutory tax withholding obligations will be valued at the Fair Market Value of such shares of Common Stock on the Settlement Date.
4.6    Administration of Restricted Stock Units.
(a)    Amendment of Terms of Restricted Stock Units. The Board may, in its absolute discretion, amend the Plan or terms of any Restricted Stock Unit; provided, that any such amendment (other than a termination as provided in subparagraph (b) below) with respect to any Restricted Stock Unit outstanding at the time of such amendment shall not impair or adversely affect any Participant’s rights under the Plan or such Restricted Stock Unit without such Participant’s written consent and also provided that any such amendment shall not constitute a material modification under Section 409A of the Code.
(b)    Termination of the Restricted Stock Units. The Board may, at any time, without amendment to the Plan or any relevant Restricted Stock Unit Grant Agreement, terminate any and all Restricted Stock Units then outstanding if the Board determines in good faith that permitting the Restricted Stock Units to remain outstanding would violate any law or regulation or require the Company to register its securities under the Securities Act or file reports under the Exchange Act if at such time the Company is not required to do so, provided, however, that such termination shall be in accordance with the applicable provisions of Section 1.409A-3(j)(4)(ix) of the Code, and provided, further, that the Company, in full consideration of such termination, shall pay to Participants either (i) an amount in cash equal to the Fair Market Value of a share of Common Stock multiplied by the number of Restricted Stock Units which are vested as of such time, as determined by the Board as of the date on which the Restricted Stock Units are terminated, or (ii) the number of shares of Common Stock which equals the number of Restricted Stock Units which are vested at such time. Such payment shall be made as soon as practicable following such termination.
(c)    Termination of this Plan. The Board may at any time, in its absolute discretion, suspend or terminate this Plan. No awards may be granted during any suspension of the Plan or after the Plan has been terminated. The termination of the Plan shall not affect any previous Grants until the date on which all Restricted Stock Units eligible to vest are settled, at which time all unvested Restricted Stock Units will be cancelled, provided, however, that the Board may determine in its sole discretion that upon or following such termination, some or all outstanding Restricted Stock Units shall become vested. After the Plan terminates, the function of the Board with respect to the Plan will be limited to supervising the administration of previous Grants.
4.7    Adjustment upon Changes in Company Common Stock.

(a)    Increase or Decrease in Shares of Common Stock Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued and outstanding shares of Common Stock or they payment of a stock dividend (but only on the shares of Common Stock) resulting from a subdivision or consolidation of the shares of Common Stock, or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company, the Board may make such adjustments as the Board deems appropriate to prevent the enlargement or dilution of rights with respect to the number of shares of Common Stock available for grant under this Plan and the number of shares of Common Stock subject to the Restricted Stock Unit Grant Agreements.
(b)    Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the stockholders of the Company receive securities of another corporation), the Restricted Stock Units outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Restricted Stock Unit would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Restricted Stock Units shall not be affected by such transaction).
(c)    Certain Other Transactions. In the event of (1) a dissolution or liquidation of the Company, (2) a sale of all or substantially all of the Company’s assets, (3) a merger or consolidation involving the Company in which the Company is not the surviving entity or (4) a merger or consolidation involving the Company in which the Company is the surviving entity but the stockholders of the Company receive securities of another entity and/or other property, including cash, the Board shall, in its absolute discretion, have the power to:
(i)    provide for the exchange of any Restricted Stock Unit outstanding immediately prior to such event (whether or not then vested) for a restricted stock unit or other equity instrument with respect to, as appropriate, some or all of the property for which the shares of Common Stock underlying such Restricted Stock Unit is exchanged and, incident thereto, make an equitable adjustment, as determined by the Board, in the number or kind of securities or amount of property subject to the restricted stock unit or other equity instrument, or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Restricted Stock Units as the Board may consider appropriate to prevent dilution or enlargement of rights;
(ii)    cancel, effective immediately prior to the occurrence of such event, any Restricted Stock Unit outstanding immediately prior to such event (whether or not then vested), and in full consideration of such cancellation, pay to each Participant to whom such Restricted Stock Unit was granted an amount in cash, for each share of Common Stock subject to such Restricted Stock Unit, equal to the product of (1) the value of securities and property (including cash) per share of Common Stock received by the stockholders of the Company as a result of such event, as determined by the Board in its absolute discretion and (2) the number of Restricted Stock Units so cancelled that were held by such Participant; provided, however, that with respect to any Restricted Stock Unit that is deferred compensation subject to Section 409A of the Code, the Board may provide for such cancellation and payment only in the event that either (x) the transaction referred to in subsection (c)(1)-(4) above is a “change in control” as defined in Section 409A of the Code or (y) such cancellation and payment is made in accordance with the applicable provisions of Section 1.409A-3(j)(4)(ix) of the Code; or
(iii)    provide for any combination of (i) or (ii).
(d)    Dividends. In the event the Company declares and pays a cash dividend, other than a Management Dividend Award, with respect to Restricted Stock Units then outstanding on the date such cash dividend is paid, the Board shall adjust the number of Restricted Stock Units granted to each Participant and/or provide for a payment in cash to each such Participant (which payment may be made upon vesting of such Restricted Stock Units or portions thereof) as the Board may consider equitable to prevent dilution or enlargement of rights.
(e)    Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.7 (a), (b), (c) or (d) hereof, or in the event a Public Market exists for the securities subject to Restricted Stock Units, the Board shall, in its absolute discretion, make such adjustments in the number shares of Common Stock subject to Restricted Stock Units outstanding on the date on which such change occurs and, if applicable, in the Fair Market Value of each such Restricted Stock Unit, as the Board may, in its absolute discretion, consider appropriate to prevent dilution or enlargement of rights.
(f)    No Other Rights. Except as expressly provided in the Plan or the Restricted Stock Unit Grant Agreements evidencing the Restricted Stock Units, no Participant shall have any rights by reason of (i) any subdivision or consolidation of the shares of Common Stock or any other securities of any class, (ii) the payment of any distribution, (iii) any increase or decrease in the number of shares of Common Stock or (iv) any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or the Restricted Stock Unit Grant Agreements evidencing the Restricted Stock Units, no issuance by the Company of any shares of Common Stock shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the Restricted Stock Units.
5.    Management Dividend Awards
In addition to the Restricted Stock Units, the Board may grant to Participants an award representing the right to receive the cash payments specified in the Restricted Stock Unit

Grant Agreement in respect of each Time-Based Restricted Stock Unit held by the Participant which has satisfied the Time-Based Vesting Condition as of the applicable time (a “Management Dividend Award”). The Management Dividend Award shall be paid to the holder thereof on each applicable Vesting Date, subject in all cases to the Participant’s continuous Employment through the applicable Vesting Date, provided that all Management Dividend Awards shall automatically be cancelled and terminated as of the earlier of (i) an Initial Public Offering and (ii) the date that is five years from the Grant Date.
6.    Annual Election to Receive Cash Award Payment.
6.1    Generally. As further as set forth in this Section 6, beginning in calendar year 2013, each year a Participant, who is Employed through the Election Date (as defined below), may be provided the opportunity to elect to receive a payment in cash from the Company (a “Cash Award Payment”) in respect of a specified number of the Participant’s Time-Based Restricted Stock Units.
(b)    Election Period. Each calendar year (beginning with calendar year 2013), the Board shall designate a 30 day period (each an “Election Period”) during which the Participant may elect to receive a Cash Award Payment with respect to all or a portion of the Participant’s “Eligible Units” (as determined in accordance with Section 6.2 below). The Election Period shall start on the second business day following the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the immediately preceding fiscal year; provided that the Board may in its sole discretion delay the start of any Election Period on account of material non-public information concerning the Company. In the case of such delay, the Election Period shall commence on a date designated by the Board as soon as reasonably possible following such material non-public information becoming immaterial or publicly available. On or prior to the first day of an Election Period, the Company shall deliver to each Participant written notice of the Election Period, including: (i) the number of the Participant’s Eligible Units determined in accordance with Section 6.2 below in respect of the calendar year in which such Election Period occurs (with respect to such Eligible Units, the “Initial Election Period”), (ii) the number of Eligible Units determined in respect of prior Election Period(s) (for which no election was previously made), if applicable, (iii) the Fair Market Value of a share of Common Stock on the first day of the Election Period (the “Election Period Fair Market Value”), and (iv) an election form.
(c)    The Participant shall make an election to receive a Cash Award Payment by delivering to the Company, prior to the last day of the Election Period (the “Election Date”), an executed election form specifying the number of Eligible Units with respect to which the election applies. A Participant’s election with respect to an Election Period is irrevocable. The Time-Based Restricted Stock Units underlying the number of Eligible Units elected by the Participant on the election form shall be forfeited immediately upon the Election Date.
(d)    If, in respect of an Initial Election Period, a Participant does not elect to receive a Cash Award Payment with respect to some or all of the Eligible Units first available for election in such Initial Election Period, subject to a Participant’s continued Employment, the Participant shall have the right to elect to receive a Cash Award Payment with respect to such Eligible Units during any of the next five (5) Election Periods following the Initial Election Period.
6.2    Calculation of Eligible Units.
(a)    In respect of an Initial Election Period, a Participant’s Eligible Units, if any, will be determined by multiplying (i) the number of Participant’s Time-Based Restricted Stock Units initially satisfying the Time-Based Vesting Condition in the applicable calendar year by (ii) the sum of (A) the EBITDA Eligible Percentage and (B) the uFCF Eligible Percentage, in each case for such Initial Election Period as determined under Section 6.2(b) below.
(b)    The “EBITDA Eligible Percentage” and the “uFCF Eligible Percentage” for any Initial Election Period will be determined based upon the Company’s achievement of the specified performance thresholds of target EBITDA and target Unlevered Free Cash Flow, respectively, for the Company’s most recent fiscal year ended prior to such Initial Election Period as set forth in the table below. The performance thresholds for any Initial Election Period will be determined by the Board consistent with the annual business plan for the respective fiscal year.

Performance Threshold: Target EBITDA
Percent Achievement of Target EBITDA	<97.5%	97.5%	100%	102.5%+
EBITDA Eligible Percentage (Fiscal Year 2013)	0%	22.5%	26.25%	30.0%
EBITDA Eligible Percentage (Fiscal Years Following Fiscal Year 2013)	0%	18.75%	22.5%	26.25%
Results between 97.5% - 100% and 100% - 102.5% will be calculated on the basis of straight-line interpolation.

Performance Threshold: Target Unlevered Free Cash Flow
Percent Achievement of Target Unlevered Free Cash Flow	<90.0%	90.0%	100%	110%+
uFCF Eligible Percentage (Fiscal Year 2013)	0%	7.5%	8.75%	10.0%
uFCF Eligible Percentage (Fiscal Years Following Fiscal Year 2013)	0%	6.25%	7.5%	8.75%
Results between 90% - 100% and 100% - 110% will be calculated on the basis of straight-line interpolation.
6.3    Calculation of Cash Award Payment, Payment Schedule and Management Dividend Award Forfeiture.
(d)    A Participant’s Cash Award Payment in respect of any Election Period shall equal the number of Eligible Units elected by the Participant on the election form for such Election Period multiplied by the Election Period Fair Market Value.

(e)    With respect to the Election Period occurring in calendar year 2013, a Participant’s Cash Award Payment shall be paid on the following schedule: 40% within the 30 day period following the Election Date, 40% within the 30 day period following the first anniversary of the Election Date, and 20% within the 30 day period following the second anniversary of the Election Date (such payment dates, the “First Payment Date,” “Second Payment Date” and “Third Payment Date,” respectively). For all Election Periods occurring in calendar years following 2013, a Participant’s Cash Award Payment shall be paid on the following schedule: 40% on the First Payment Date, 30% on the Second Payment Date, and 30% on the Third Payment Date. Payment of Cash Award Payments is in all cases subject to Participant’s continued Employment through the applicable payment date; provided, however, that a Participant who has been terminated by the Company without Cause prior to a payment date shall continue to receive Cash Award Payments on any payment dates occurring after such termination.
(f)    Although the Time-Based Restricted Stock Units underlying the Eligible Units in respect of which a Participant elects a Cash Award Payment shall be forfeited immediately upon the Election Date, the Management Dividend Awards corresponding to such Time-Based Restricted Stock Units shall be forfeited as follows, unless forfeited earlier in accordance with Section 5 of the Plan or the terms of the Participant’s Restricted Stock Unit Grant Agreement: (i) for Management Dividend Awards corresponding to Time-Based Restricted Stock Units in respect of which a Participant elects a Cash Award Payment in calendar year 2013, 40% on the First Payment Date, 40% on the Second Payment Date and 20% on the Third Payment Date, and (ii) for Management Dividend Awards corresponding to Time-Based Restricted Stock Units in respect of which a Participant elects a Cash Award Payment in calendar years following 2013, 40% on the First Payment Date, 30% on the Second Payment Date and 30% on the Third Payment Date.
6.4    Payment upon Initial Public Offering and Change of Control. As soon as reasonably practicable following, and in no event later than March 15 of the following calendar year, an Initial Public Offering or a Change of Control that constitutes a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Code, the Company shall pay the Participant an amount equal to any and all Cash Award Payments not yet paid to (or forfeited by) such Participant as of the date of the Initial Public Offering or a Change of Control, in full and complete satisfaction of all obligations and rights of the Company in respect of such Cash Award Payments.
7.    Securities Matters.
7.1    Registration. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything hereof to the contrary, the Company shall not be obligated to cause to be issued or deliver any shares of Common Stock pursuant to this Plan unless and until the Company is advised by its counsel that the issuance and delivery of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which such shares of Common Stock are traded. The Board may require, as a condition to the issuance or delivery of any shares of Common Stock pursuant to the terms hereof, that the recipient of such shares of Common Stock make such covenants, agreements and representations, as the Board deems necessary or advisable.
7.2    Deferral of Vesting Date or Grant. The Company may, in its sole discretion, defer the Grant Date or Vesting Date of a Restricted Stock Unit hereunder or the issuance or Transfer of shares of Common Stock pursuant to any Grant pending to ensure compliance under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the Grant Date or Vesting Date of a Restricted Stock Unit hereunder or the issuance or Transfer of shares of Common Stock pursuant to any Grant. Notwithstanding the preceding, no deferral of settlement under this Section shall be effective if it would cause a Grant to fail to comply with Section 409A of the Code.
8.    Section 409A Compliance. The Plan is intended to provide for the issuance of Restricted Stock Units that constitute a short-term deferral in compliance with Section 409A of the Code. No provision of this Plan shall be given effect to the extent that such provision would cause tax to become due under Section 409A of the Code, including the Company’s right to defer the Grant Date or Vesting Date of the Restricted Stock Units to the extent, and only for so long as, necessary to comply with the requirements of Section 409A of the Code.
9.    Miscellaneous.
9.1    Rights as Holders. No Participant shall have any have any claim or right to receive Grants under the Plan, and the Grant and issuance of Restricted Stock Units under the Plan shall not be construed as giving a Participant any right to continue in the Employment of the Company or to receive any additional Grants, or affect the right of the Company to terminate the Employment of any Participant. Unless the Board determines otherwise, no notice of termination or payment in lieu thereof shall extend the period of employment for purposes of this Plan.
9.2    No Special Employment Rights. Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of his or her Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Participant’s Employment or to increase or decrease such Participant’s compensation from the rate in existence at the time of the grant of any Restricted Stock Unit.
9.3    Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:
If to the Participant:

To the most recent address shown on records of the Company or its Affiliate.
If to the Company, to:
LVB Acquisition, Inc.
c/o Biomet, Inc.
P.O. Box 587
Warsaw, Indiana 46581-0587, U.S.A.
Attention: General Counsel
or to such other address as any party may have furnished to the other in writing in accordance herewith.
9.4    Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.
9.5    Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.
9.6    Governing Law. The Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions thereof governing conflict of laws.
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EXHIBIT A
RESTRICTED STOCK UNIT GRANT AGREEMENT
THIS RESTRICTED STOCK UNIT GRANT AGREEMENT (“Agreement”), made as of the ___ day of _____, 2012 between LVB Acquisition, Inc. (the “Company”) and ___________________ (the “Participant”).
WHEREAS, the Company has adopted and maintains the LVB Acquisition, Inc. 2012 Restricted Stock Unit Plan (the “Plan”) to promote the interests of the Company and its Affiliates and stockholders by providing the executives and key employees of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company or an Affiliate and to improve the growth and profitability of the Company;
[WHEREAS, the Company formerly adopted and maintained the LVB Acquisition, Inc. Restricted Stock Unit Plan (the “Former Plan”), pursuant to which the Participant received a grant of restricted stock units in the Company;
WHEREAS, the Company has terminated the Former Plan and the Participant’s grant of restricted stock units thereunder (the “Former Plan Restricted Stock Units”), and wishes to grant Restricted Stock Units to Participant pursuant to the Plan in full satisfaction of the Participant’s rights, if any, under the Former Plan and pursuant to the Former Plan Restricted Stock Units;] and
WHEREAS, the Plan provides for the Grant to Participants of Restricted Stock Units to acquire shares of Common Stock;
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
1.    Grant of Restricted Stock Units. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant Restricted Stock Unit(s) (the “Restricted Stock Unit(s)”) with respect to ______ shares of Common Stock, of which _____ shall be Time-Based Restricted Stock Units and ______ shall be Performance-Based Restricted Stock Units.
2.    Grant Date. The Grant Date of the Restricted Stock Unit hereby granted is ______[, with a deemed Grant Date for purposes of calculating a vesting date pursuant to Section 5 of January 1, 2012].
3.    Grant of Management Dividend Awards. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant _____ Management Dividend Awards with respect to each Restricted Stock Unit. Each Management Dividend Award corresponds on a one-to-one basis with each Time-Based Restricted Stock Unit.
4.    Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Restricted Stock Unit Grant Agreement, the terms and conditions of the Plan, as interpreted by the Board in its sole discretion, shall govern, unless explicitly provided to the contrary in this Restricted Stock Unit Grant Agreement. All capitalized terms used herein shall have the meaning given to such terms in the Plan.
5.    Vesting Dates. The number of Restricted Stock Units that shall be vested and no longer forfeitable at any time (the date all such conditions have been satisfied with respect to some or all of the Restricted Stock Units, the “Vesting Date” with respect to such Restricted Stock Units) with respect to each of the Time-Based Restricted Stock Units and the Performance-Based Restricted Stock units is set forth below, subject to satisfaction of the additional conditions to settlement set forth in Section 6.1 for the Time-Based Restricted Stock Units.
5.1    Time-Based Restricted Stock Units. Time-Based Restricted Stock Units will satisfy the time-based component of the vesting requirements as follows (the “Time-Based Vesting Condition”): [Ten percent (10%) of the Time-Based Restricted Stock Units shall be vested upon the Grant Date;] [ten]//[fifteen] percent ([10]//[15]%) of the Time-Based Restricted Stock Units shall vest [on January 1, 2013]/[upon the twelve (12) month anniversary of the Grant Date]; [ten]//[fifteen] percent ([10]//[15]%) of the Time-Based Restricted Stock Units shall vest [on January 1, 2014]/[upon the twenty-four (24) month anniversary of the Grant Date]; ten percent (10%) of the Time-Based Restricted Stock Units shall vest [on June 1, 2014]/[upon the thirty (30) month anniversary of the Grant Date]; ten percent (10%) of the Time-Based Restricted Stock Units shall vest [on January 1, 2015]/[upon the thirty-six (36) month anniversary of the Grant Date]; ten percent (10%) of the Time-Based Restricted Stock Units shall vest [on June 1, 2015]/[upon the forty-two (42) month anniversary of the Grant Date]; ten percent (10%) of the Time-Based Restricted Stock Units shall vest [on January 1, 2016]/[upon the forty-eight (48) month anniversary of the Grant Date]; fifteen percent (15%) of the Time-Based Restricted Stock Units shall vest [on June 1, 2016]/[upon the fifty-four (54) month anniversary of the Grant Date]; and fifteen percent (15%) of the Time-Based Restricted Stock Units shall vest [on January 1, 2017]/[upon the sixty (60) month anniversary of the Grant Date]; in each case provided that the Participant continues to be Employed by the Company or an Affiliate on such date.
5.2    Performance-Based Restricted Stock Units.
(e)    Fifty percent (50%) of the Performance-Based Restricted Stock Units shall vest upon the occurrence of a Liquidity Event in which Majority Stockholder achieves an Individual MoM and Cumulative MoM of at least 1.10, subject to the terms and conditions set forth in Section 5.2(b) and 5.2(c) below (the “1.10 RSUs”) and fifty percent (50%) of the Performance-Based Restricted Stock Units shall vest upon the occurrence of a Liquidity Event in which Majority Stockholder achieves an Individual MoM and a Cumulative MoM of at least 1.25, subject to the terms and conditions set forth in Section 5.2(b) and 5.2(c) below (the “1.25 RSUs”).
(f)    Upon the occurrence of a Liquidity Event, the Performance-Based Restricted Stock Units shall be eligible to vest as described in this Section.

(i)    For purposes of this Section 5.2(b), (A) the “Eligible Percentage” shall equal a fraction (1) the numerator of which is the Initial Majority Stockholder Shares sold in such Liquidity Event and (2) the denominator of which is the number of Initial Majority Stockholder Shares; provided that to the extent any such Liquidity Event does not result in the sale, transfer or other disposition of Initial Majority Stockholder Shares, such fraction shall be equitably adjusted by the Board as appropriate to reflect the conversion of equity value into cash in connection with such cash dividend or other distribution; (B) the “1.10 RSU Prior Eligible Amount” shall equal the aggregate number of unvested 1.10 RSUs that would have vested in connection with any prior Liquidity Event had the Majority Stockholder achieved an Individual MoM and a Cumulative MoM of at least 1.10 in connection with such Liquidity Event; and (C) the “1.25 RSU Prior Eligible Amount” shall equal the aggregate number of unvested 1.25 RSUs that would have vested in connection with any prior Liquidity Event had the Majority Stockholder achieved an Individual MoM and a Cumulative MoM of at least 1.25 in connection with such Liquidity Event.
(ii)    The number of 1.10 RSUs that shall vest upon the occurrence of a Liquidity Event as a result of which the Majority Stockholder achieves both an Individual MoM and a Cumulative MoM of at least 1.10 shall be equal to the sum of (A) the Eligible Percentage of 1.10 RSUs and (B) the 1.10 RSU Prior Eligible Amount, provided that the Participant continues to be Employed by the Company or an Affiliate at such time.
(iii)     The number of 1.25 RSUs that shall vest upon the occurrence of a Liquidity Event as a result of which the Majority Stockholder achieves both an Individual MoM and a Cumulative MoM of at least 1.25 shall be equal to the sum of (A) the Eligible Percentage of 1.25 RSUs and (B) the 1.25 RSU Prior Eligible Amount, provided that the Participant continues to be Employed by the Company or an Affiliate at such time.
(iv)    In addition and separate from the vesting provisions of (b)(ii) and (b)(iii) of this Section, upon the Majority Stockholder’s receipt of cash proceeds equal to 1.10 times the aggregate purchase price paid by the Majority Stockholders for the Initial Majority Stockholder Shares any unvested 1.10 RSUs shall immediately vest and upon the Majority Stockholder’s receipt of cash proceeds equal to 1.25 times the aggregate purchase price paid by the Majority Stockholders for the Initial Majority Stockholder Shares any unvested 1.25 RSUs shall immediately vest, in each case provided that the Participant continues to be Employed by the Company or an Affiliate at such time.
(v)    For purposes of clarification, in no circumstance will a Participant vest in more than one hundred percent (100%) of the Performance-Based Restricted Stock Units originally granted.

(g)    Following the fifth (5th) anniversary of the Grant Date, if an Initial Public Offering of the Company has occurred, Performance-Based Restricted Stock Units that have not previously vested pursuant to Section 5(b) shall vest in the following amounts:
(iv)    Any unvested 1.10 RSUs shall vest if the stock price of the Company as reported on the principal securities exchange on which shares of Common Stock are then listed achieves and maintains for thirty (30) consecutive calendar days a level which would result in the Majority Stockholder’s Total Interest divided by the aggregate purchase price paid by the Majority Stockholder for the Initial Majority Stockholder Shares equaling 1.10 or above.
(v)    Any unvested 1.25 RSUs shall vest if the stock price of the Company as reported on the principal securities exchange on which shares of Common Stock are then listed achieves and maintains for thirty (30) consecutive calendar days a level which would result in the Majority Stockholder’s Total Interest divided by the aggregate purchase price paid by the Majority Stockholder for the Initial Majority Stockholder Shares equaling 1.25 or above.
5.3    Accelerated Vesting on a Qualifying Termination. In the event that the Participant experiences a Qualifying Termination, the Time-Based Restricted Stock Units shall satisfy the Time-Based Vesting Condition as of the date of the Qualifying Termination.
6.    Settlement.
6.5    Settlement Date: Time-Based Restricted Stock Units. Time-Based Restricted Stock Units that have satisfied the Time-Based Vesting Condition set forth in Section 5.1 above shall fully vest upon satisfaction of an additional settlement vesting condition set forth herein (the “Additional Settlement Condition”) and be settled on (A) the earlier of either (i) a Change of Control that constitutes a “change in the ownership or effective control of the corporation” or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Code, (ii) an Initial Public Offering that occurs on or before the sixth (6th) anniversary of the Grant Date, or (iii) the termination of the Participant’s Employment by reason of death or Disability or (B) a Qualifying Termination of Participant (the “Time-Based Settlement Date”). As soon as reasonably practicable following the Time-Based Settlement Date and in no event later than March 15 of the calendar year following the year in which the Time-Based Settlement Date occurs, the Company shall transfer to the Participant or Permitted Transferee, in full and complete satisfaction of all of the obligations of the Company and the rights of the Participant or Permitted Transferee in respect of such Time-Based Restricted Stock Units, a number of shares of Common Stock, registered in the Participant’s or Permitted Transferee’s name, equal to the number of such Time-Based Restricted Stock Units that are settled on and as of the Time-Based Settlement Date. Notwithstanding anything to the contrary in the Plan or this Agreement, with respect to an Initial Public Offering in (A)(ii) of this Section 6.1, if Company’s Biomet 3i dental business (“3i”) separates from Biomet, Inc. in a tax-free spin-off (the “Spin”), any Restricted Stock Units that become restricted stock units of 3i shall settle on an Initial Public Offering of 3i and Restricted Stock Units that remain Restricted Stock Units of the Company shall settle on an Initial Public Offering of the Company or Biomet Inc.

6.6    Settlement Date: Performance-Based Restricted Stock Units. Performance-Based Restricted Stock Units that vest upon achievement of the applicable targets as set forth in Section 5 of this Agreement shall be settled as soon as reasonably practicable following the applicable Vesting Date, and in no event later than March 15 of the calendar year following the year in which the Vesting Date occurs (the “Performance-Based Settlement Date”). Upon settlement, the Company shall transfer to the Participant or Permitted Transferee, in full and complete satisfaction of all of the obligations of the Company and the rights of the Participant or Permitted Transferee in respect of such Performance-Based Restricted Stock Units, a number of shares of Common Stock, registered in the Participant’s or Permitted Transferee’s name, equal to the number of such Performance-Based Restricted Stock Units that are settled on and as of the Performance-Based Settlement Date.
6.7    Conditions to Settlement. On or before the transfer of any shares of Common Stock in settlement of vested Restricted Stock Units and as a condition to the Participant’s or Permitted Transferee’s right to receive any shares of Common Stock, the Participant or Permitted Transferee shall be required to enter into (or shall have previously entered into) the Management Stockholders’ Agreement with respect to the shares of Common Stock to be transferred upon such settlement, provided that the Management Stockholders’ Agreement is in effect at such time. The shares of Common Stock so transferred shall be deemed to be “Rollover Shares” for purposes of Section 3(b) of the Management Stockholders’ Agreement. In the event that the Participant or Permitted Transferee does not so enter into the Management Stockholders’ Agreement, if in effect at such time, the Participant or Permitted Transferee shall forfeit all vested Restricted Stock Units and the vested Restricted Stock Units shall be cancelled without any consideration therefor.
6.8    Condition to Settlement; Satisfaction of Withholding Taxes.
(a)    In General. Whenever shares of Common Stock are to be issued to the Participant or Permitted Transferee in settlement of vested Restricted Stock Units, the Participant or Permitted Transferee shall remit to the Company an amount in cash, by wire transfer of immediately available funds or certified check, sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements.
(b)    Alternative Methods to Satisfy Withholding Taxes. The Participant or Permitted Transferee may pay up to the minimum statutory tax withholding amount due in respect of any settlement of vested Restricted Stock Units by requesting that the Company withhold shares of Common Stock that would otherwise be issued to the Participant or Permitted Transferee in connection with such settlement of vested Restricted Stock Units.
(c)    Notwithstanding the foregoing, the aggregate amount of such cash or the Fair Market Value of any shares of Common Stock withheld, in either case, as of the date of settlement of the Restricted Stock Units, must be equal to the full minimum statutory tax withholding amount payable by the Participant or Permitted Transferee in connection with such settlement. No tax amount in excess of the minimum amount required to be withheld under the applicable statutory tax provisions then in effect may be satisfied by the Participant or Permitted Transferee by having shares of Common Stock withheld. Any shares of Common Stock withheld to satisfy the Participant’s or Permitted Transferee’s minimum statutory tax withholding obligations will be valued at the Fair Market Value of such shares of Common Stock on the Settlement Date.
7.    Management Dividend Awards. The amount of cash payable with respect to each Vested Restricted Stock Unit shall be determined as set forth below.
7.3     Vesting of Management Dividend Awards. On each of the Grant Date and the twelve (12), twenty-four (24), thirty (30), thirty-six (36), forty-two (42), forty-eight (48), fifty-four (54) and sixty (60) month anniversaries of the Grant Date, the number of Management Dividend Awards which equals the number of Time-Based Restricted Stock Units which satisfy or have satisfied the Time-Based Vesting Condition on such date shall also immediately vest.
7.4    Amount of Management Dividend Award. The amount of cash payable with respect to each vested Management Dividend Award shall be determined on each annual anniversary of the Grant Date until the earlier of (i) an Initial Public Offering and (ii) the fifth anniversary of the Grant Date (each such anniversary, a “Management Dividend Award Payment Date”). On (a) the initial Management Dividend Award Payment Date, the amount of cash payable with respect to each vested Management Dividend Award shall be $1.00, (b) a Management Dividend Award Payment Date occurring on the first anniversary of the Grant Date, the amount of cash payable with respect to each vested Management Dividend Award shall be $0.75, and (c) any Management Dividend Award Payment Date occurring thereafter, the amount of cash payable with respect to each vested Management Dividend Award shall be $0.50, in each case subject to applicable tax withholdings (each, a “Management Dividend Payment Amount”).
7.5    Payment of Management Dividend Payment Amounts. Each Management Dividend Payment Amount shall be paid as soon as practicable following the applicable Management Dividend Award Payment Date, and in no event more than two and a half months following the end of the year in which the Management Dividend Award Payment Date occurs.
7.6    Forfeiture and Termination of Management Dividend Awards. In the event that the Participant’s Employment is terminated for any reason, each Management Dividend Award held by such Participant shall be forfeited immediately without the payment of any additional consideration to the Participant and no further rights of the Participant in respect thereof, subject to the Company’s obligation to pay any Management Dividend Payment Amount that accrued in respect of such Management Dividend Award prior to the forfeiture date for any termination other than a termination of Employment by the Company for Cause. In addition, upon the earlier to occur of (a) settlement or other expiration or termination of the corresponding vested Restricted Stock Unit and (b) the day after the fifth anniversary of the Grant Date, the related Management Dividend Award will automatically terminate without the payment of any additional consideration to the Participant and no further rights of the Participant in respect thereof, subject to the Company’s obligation to pay any Management Dividend Payment Amount that accrued in respect of such Management Dividend Award prior to the termination date so long as the Participant remains Employed through the applicable payment date or his or her Employment is terminated other than by the Company for Cause.

8.    Adjustment. Notwithstanding anything to the contrary set forth in the Plan or this Agreement, in the event that the Spin occurs prior to December 31, 2013 the Board shall make such adjustments as it in good faith considers appropriate to effectuate the Company's business purposes in causing the Spin to occur and that are equitable to Participants, including without limitation adjustment to the number, type or issuer of shares of stock subject to some or all of the Restricted Stock Units outstanding on the date the Spin occurs; substitution of cash or other property for the Common Stock subject to such Restricted Stock Units; or change in any performance-based vesting or other conditions applicable to such Restricted Stock Units. For the avoidance of doubt, in making any such adjustments the Board need not adjust Restricted Stock Units held by different Participants nor Restricted Stock Units held by a single Participant in a uniform manner.
9.    Expiration Date. Unless otherwise determined by the Board, each Time-Based Restricted Stock Unit that has not yet satisfied the Time-Based Vesting Condition and each Performance-Based Restricted Stock Unit that has not yet become vested on the earlier of (i) the date the Participant’s Employment is terminated for any reason (after giving effect to any acceleration pursuant to Section 5.3 hereof) or (ii) the date on which all of the Initial Majority Stockholder Shares have been sold by the Majority Stockholders, shall expire on such date. Each Management Dividend Award shall automatically expire in accordance with the terms of Section 7.4.
10.    Registration.    The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued pursuant to the Plan or to effect similar compliance under any state laws. Notwithstanding anything in this Agreement or the Plan to the contrary, the Company shall not be obligated to cause to be issued or deliver any shares of Common Stock pursuant to this Plan unless and until the Company is advised by its counsel that the issuance and delivery of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which such shares of Common Stock are traded. The Company may require, as a condition to the issuance or delivery of any shares of Common Stock pursuant to the terms of this Agreement or the Plan, that the Participant make such covenants, agreements and representations as the Company deems necessary or advisable.
11.    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Restricted Stock Unit Grant Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Restricted Stock Unit Grant Agreement, or any waiver on the part of any party or any provisions or conditions of this Restricted Stock Unit Grant Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

12.    Non-Transferability of Restricted Stock Units. The Participant or Permitted Transferee may not Transfer the any Restricted Stock Unit granted pursuant to this Agreement except as expressly provided in Section 4.4 of the Plan.
13.    Taxes.    The Participant or Permitted Transferee shall be responsible for any and all taxes incurred by him under or in connection with this Agreement.
14.    Representations.
14.1    Participant Representations. The Participant hereby represents and warrants to the Company that: (a) the shares of Common Stock are being acquired for his own account, for investment purposes only and not with a view to or in connection with any distribution, reoffer, resale, public offering or other disposition thereof not in compliance with the Securities Act and the rules and regulations thereunder and any applicable United States federal or state securities laws or regulations; (b) the Participant is an “accredited investor” as defined in Rule 501(a) under the Securities Act; provided, that the Company may, in its discretion and subject to compliance with all applicable securities laws, waive the foregoing representation with respect to a limited number of Participants; (c) the Participant, alone or together with his representatives, possesses such expertise, knowledge, and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular; (d) the Participant has had access to all of the information with respect to his shares of Common Stock that he or it, as the case may be, deems necessary to make a complete evaluation thereof and has had the opportunity to question the Company concerning such Shares of Common Stock; (e) the Participant’s decision to acquire his Shares of Common Stock for investment has been based solely upon the evaluation made by the Participant; (f) the Participant has duly executed and delivered this Agreement; and (g) the Participant’s authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the Participant is a party or by which it is bound.
14.2    Truth of Representations and Warranties. The Participant represents and warrants that all of his representations set forth in Section 14.1 of this Agreement are true and correct as of the date hereof.
15.    Integration. This Agreement and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter and shall not be amended except by written amendment signed by all parties. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth in such documents. This Restricted Stock Unit Grant Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.
16.    Counterparts. This Restricted Stock Unit Grant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

17.    Governing Law. This Restricted Stock Unit Grant Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions thereof governing conflict of laws.
18.    Participant Acknowledgment.
18.1    The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the Plan, this Restricted Stock Unit Grant Agreement and the Restricted Stock Unit shall be final and conclusive.
18.2    [By signing below and accepting the Restricted Stock Unit Grant, the Participant hereby acknowledges and agrees that the Former Plan has been terminated, that the Former Plan Restricted Stock Units have been cancelled in connection with such termination, the Participant has no further rights or entitlements pursuant to the Former Plan and the Former Plan Restricted Stock Units and that the Board has made a grant of the Restricted Stock Units pursuant to this Agreement in full satisfaction of any rights under the Former Plan Restricted Stock Units.]
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IN WITNESS WHEREOF, the Company has caused this Restricted Stock Unit Grant Agreement to be duly executed by its duly authorized officer and said Participant has signed this Restricted Stock Unit Grant Agreement on his own behalf, thereby representing that he has carefully read and understands this Restricted Stock Unit Grant Agreement and the Plan as of the day and year first written above.
LVB Acquisition, Inc.
_____________________________
By:
Title:
[PARTICIPANT]
_____________________________
Address:
Telephone:
Facsimile:

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